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        EXHIBIT 12:  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
        --------------------------------------------------------------


                                                           Pro forma (A)                 Historical
                                                   -------------------------------   -------------------
                                                                        Year Ended
                                                    Six Periods Ended  December 31,   Six Periods Ended
                                                   6/15/96     6/17/95      1995     6/15/96     6/17/95
                                                   -------     -------    -------    -------     -------
                                                                 (Dollars in Millions)

Income from continuing operations
  before income taxes                            $   17.0   $   69.4   $   162.1   $   17.0   $    69.4

Interest expense                                      9.3        4.5        11.4        6.2         2.9

Interest portion of rental expense                    2.3        3.5         7.5        2.3         3.5

Amortization of previously capitalized interest       0.2       --           0.1        0.2        --

Less interest capitalized during the period          (3.3)      (2.1)       (6.7)      (2.2)       (2.4)
                                                 --------   --------   ---------   --------   ---------

        Earnings as Adjusted                     $   25.5   $   75.3   $   174.4   $   23.5   $    73.4
                                                 ========   ========   =========   ========   =========



Interest expense                                 $    9.3   $    4.5   $    11.4   $    6.2   $     2.9

Interest portion of rental expense                    2.3        3.5         7.5        2.3         3.5
                                                 --------   --------   ---------   --------   ---------
        Fixed Charges                            $   11.6   $    8.0   $    18.9   $    8.5   $     6.4
                                                 ========   ========   =========   ========   =========



        Ratio of Earnings to
                Fixed Charges                        2.20       9.41        9.23       2.76       11.47
                                                 ========   ========   =========   ========   =========


                                                                    Year Ended December 31,
                                                      1995       1994        1993      1992       1991
                                                      ----       ----        ----      ----       ----
                                                                     (Dollars in Millions)
Income from continuing operations
  before income taxes                            $  162.1   $  171.5   $   161.7   $  150.2   $   110.9

Interest expense                                      9.2       --          --         --          --

Interest portion of rental expense                    7.5        4.6         3.5        2.6         3.5

Amortization of previously capitalized interest       0.1       --          --         --          --

Less interest capitalized during the period          (5.4)      --          --         --          --
                                                 --------   --------   ---------   --------   ---------

        Earnings as Adjusted                     $  173.5   $  176.1   $   165.2   $  152.8   $   114.4
                                                 ========   ========   =========   ========   =========



Interest expense                                 $    9.2   $   --     $    --     $   --     $    --

Interest portion of rental expense                    7.5        4.6         3.5        2.6         3.5
                                                 --------   --------   ---------   --------   ---------
        Fixed Charges                            $   16.7   $    4.6   $     3.5   $    2.6   $     3.5
                                                 ========   ========   =========   ========   =========



        Ratio of Earnings to
                Fixed Charges                       10.39      38.28       47.20      58.77       32.69
                                                 ========   ========   =========   ========   =========


(A) The pro forma ratio of earnings to fixed charges was calculated assuming a maximum interest ratio of 8%. A decrease of 1/8 of 1% in the assumed rate would increase the pro forma ratio from 9.23 to 9.32 for the year ended December 31, 1995.
